Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Shares, par value $.01 per share, of CBL & Associates Properties, Inc., and further agree that this joint filing agreement be included as an exhibit to this Schedule 13D. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of August 23, 2019.

EXETER CAPITAL INVESTORS, L.P.

By:	Exeter Capital GP LLC
General Partner

	By:	WEM Exeter LLC
Managing Member

		By:	/s/ Michael L. Ashner
Michael L. Ashner
Managing Member

EXETER CAPITAL GP LLC

By:	WEM Exeter LLC
Managing Member

	By:	/s/ Michael L. Ashner
Michael L. Ashner
Managing Member

WEM EXETER LLC

By:	/s/ Michael L. Ashner
Michael L. Ashner
Managing Member

/s/ Michael L. Ashner
Michael L. Ashner